Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,218,300)
Unrealized Gain (Loss) on Market Value of Futures	2,792,850
Dividend Income	1,077
Interest Income	62
ETF Transaction Fees	1,000
Total Income (Loss)	$1,576,689

Expenses
Investment Advisory Fee	$9,928
Brokerage Commissions	1,830
NYMEX License Fee	402
Non-interested Directors' Fees and Expenses	113
Prepaid Insurance Expense	44
Other Expenses	4,030
Total Expenses	16,347
Expense Waiver	(1,560)
Net Expenses	$14,787
Net Gain (Loss)	$1,561,902

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$22,986,385
Withdrawals (100,000 Units)	(4,391,571)
Net Gain (Loss)	1,561,902

Net Asset Value End of Period	$20,156,716
Net Asset Value Per Unit (400,000 Units)	$50.39

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502